For Immediate Release	Contact: Media Inquiries Karen Cutler (215)238-4063 Cutler-Karen@aramark.com Investor Inquiries Ian Bailey (215)409-7287 Bailey-Ian@aramark.com

Aramark Reports Second Quarter 2015 Results
***
Strong Organic Sales Growth
Adjusted Operating Income Margin Improved 20 Basis Points
Adjusted EPS Increased 28% to $0.37
2015 Constant-Currency Guidance Reaffirmed

Philadelphia, PA, May 13, 2015 - Aramark (NYSE:ARMK), the $15 billion global provider of award-winning services in food, facilities management, and uniforms, today reported Second Quarter fiscal 2015 results with continued sales growth and margin expansion leading to 28% adjusted earnings per share growth.

Calendar Shift
As previously disclosed, the company’s fiscal calendar timing resulted in a 53 week year in 2014. This has two impacts on 2015 results. First, the fourth quarter of 2015 will be negatively impacted by approximately one week less of both sales and adjusted operating income vs the prior year, or approximately 7% for the quarter and 2% for the year. Second, our businesses will be affected by a later starting point in each quarter vs. the prior year. This has a modest phasing impact on several businesses in North America between quarters, with a full year negative impact of approximately (1%).

Q2 HIGHLIGHTS

•	Sales of $3.6 billion, 6% organic growth vs. prior year, approximately 2% attributable to calendar shift

•	Segment organic sales increases: FSS NA 7%, FSS Intl 6%, Uniforms 4%;

•	Adjusted operating income $213 million, 11% growth vs. prior year, approximately 4% attributable to calendar shift. U.S. GAAP operating income of $155 million;

•	Adjusted Operating Margin Expanded 20 Basis Points;

•	Adjusted Earnings per Share of $0.37, growth of 28% vs. prior year, $0.02 attributable to calendar shift. U.S. GAAP earnings per share of $0.24;

•	2015 Adjusted Earnings per Share outlook on constant-currency basis remains unchanged.

“In the second quarter we delivered strong sales growth and financial performance across our portfolio. We simultaneously drove greater efficiency and productivity while investing in talent, branding and technology,” said Eric J. Foss, Chairman, President and Chief Executive Officer. “We remain confident in the fundamental strength of our business, which we continue to leverage through the execution of a clear and focused strategy to create long-term shareholder value.”

SECOND QUARTER SALES RESULTS

	Q2 Sales	As-Reported Growth (U.S. GAAP)	Organic Sales Growth[1]
FSS North America	$2.5B	6%	7%
FSS International	0.7B	(8%)	6%
Uniform & Career Apparel	0.4B	4%	4%
Total Company	$3.6B	3%	6%
1 Organic Growth adjusts for currency translation, acquisitions and divestitures; table includes the calendar shift impact.

The calendar shift is estimated to have increased Total Company and FSS North America organic sales in the quarter (and is included in the table above) by 2% and 3%, respectively. The company’s sales growth in the quarter was driven by a balance of new sales, solid retention rates and base business expansion. In FSS North America, sales growth was driven by nearly all sectors. FSS International organic growth was driven by improving European sales growth and nearly double-digit expansion in the Emerging Markets. Sales in the Uniform and Career Apparel segment accelerated in the quarter as capacity expansion investments were brought on-line.

SECOND QUARTER ADJUSTED OPERATING INCOME (AOI) RESULTS

	Q2 AOI	Operating Income Growth (U.S. GAAP)	AOI Growth[1]
FSS North America	$154M	2%	9%
FSS International	30M	49%	25%
Uniform & Career Apparel	42M	14%	11%
Corporate	(13)M
Total Company	$213M	28%	11%
1 A detailed reconciliation of AOI is provided in the attached Non-GAAP schedule; table includes the calendar shift impact.

The calendar shift is estimated to have increased Total Company and FSS North America adjusted operating income in the quarter (and is included in the table above) by 4% and 5%, respectively. During the second quarter, FSS North America had solid profit growth from food and labor productivity gains in its base client locations, partially offset by start-up costs associated with new accounts as well as the phasing of investment spending. Productivity initiatives continue to improve FSS International’s results, with the segment achieving double-digit profit expansion in the quarter. The Uniform & Career Apparel segment also achieved double-digit profit expansion as a result of productivity improvements, previously announced capacity expansion and automation investment.

SECOND QUARTER EARNINGS SUMMARY
Adjusted net income was $91 million or $0.37 per share, versus adjusted net income of $71 million or $0.29 per share in the second quarter of 2014. The diluted weighted average share count in the Second Quarter of fiscal 2015 was 246.0 million shares vs. 243.4 million in the prior year period. Adjusted net income and adjusted EPS both experienced double digit percentage increases vs. the prior year period.

On a U.S. GAAP basis, sales were $3.6 billion, operating income was $155 million, net income attributable to Aramark stockholders was $60 million and diluted earnings per share were $0.24. The company’s calculations of organic sales growth, adjusted operating income and adjusted net income adjusts for changes in currency translation rates. The significant strengthening of the U.S. dollar versus the prior year period decreased sales by approximately $125 million, operating income by $7 million and net income by $5 million ($0.02 in earnings per share) in the quarter. A reconciliation of as reported U.S. GAAP financial measures to adjusted financial measures, including changes in currency translation rates is presented below. See “Non-GAAP Measures.”

LIQUIDITY & CAPITAL STRUCTURE
The company’s liquidity remains strong, with cash on hand plus available secured credit lines totaling $690 million at the end of the second quarter. As of quarter end, total debt was $5.6 billion. The company’s trailing 12-month total debt to adjusted EBITDA ratio was 4.3x, an improvement of 30 basis points versus a year ago. This is due to a combination of adjusted EBITDA growth and lower average debt levels.

2015 OUTLOOK & CURRENCY IMPACT
The company’s constant-currency adjusted earnings per share outlook for the year is unchanged at $1.60-$1.70. At current exchange rates, we anticipate an approximate $0.10 per share headwind from translation, resulting in an adjusted range of $1.50-$1.60. On a full year basis, at current currency exchange rates, the impact on both sales and adjusted operating income would be a reduction of approximately 3%.

CONFERENCE CALL SCHEDULED
The company has scheduled a conference call at 10 a.m. Eastern Daylight Time today to discuss its earnings and review its outlook for the remainder of the year. This call and related materials can be reviewed, either live or on a delayed basis, on the company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) is in the customer service business across food, facilities and uniforms, wherever people work, learn, recover, and play. United by a passion to serve, our approximately 270,000 employees deliver experiences that enrich and nourish the lives of millions of people in 21 countries around the world every day. Aramark is recognized among the Most Admired Companies by FORTUNE and the World’s Most Ethical Companies by the Ethisphere Institute. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

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Selected Operational and Financial Metrics

Adjusted Sales (Organic)
Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions and divestitures and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

Adjusted Operating Income
Adjusted operating income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "Transaction"); the impact of the change in fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and the impact of currency translation and other items impacting comparability.

Adjusted EBITDA
Adjusted EBITDA represents Adjusted Operating Income further adjusted to exclude the impact of all other depreciation and amortization expense.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the impact of discontinued operations; the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction; the impact of changes in the fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and the impact of currency translation and other items impacting comparability, less the tax impact of these adjustments. Management believes that presentation of net income as adjusted is useful information to investors because we use such information when evaluating net income to better evaluate the underlying operating performance of the company.
We use Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating profitability and to control our cash operating costs. These financial metrics are not measurements of financial performance under generally accepted accounting principles in the United States, or U.S. GAAP. We believe the presentation of these metrics is appropriate to provide additional information to investors about our operating performance. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. You should not consider these measures as alternatives to sales, operating income or net income, determined in accordance with U.S. GAAP. Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months	Three Months
	Ended	Ended
	April 3, 2015	March 28, 2014

Sales	$3,594,627	$3,502,007

Costs and Expenses:
Cost of services provided	3,239,214	3,159,808
Depreciation and amortization	125,142	125,317
Selling and general corporate expenses	75,418	96,075
	3,439,774	3,381,200
Operating income	154,853	120,807
Interest and other financing costs, net	71,206	102,074
Income before income taxes	83,647	18,733
Provision for income taxes	23,542	5,616
Net income	60,105	13,117
Less: Net income attributable to noncontrolling interest	282	201
Net income attributable to Aramark stockholders	$59,823	$12,916

Earnings per share attributable to Aramark stockholders:
Basic	$0.25	$0.06
Diluted	$0.24	$0.05

Weighted Average Shares Outstanding:
Basic	237,453	230,693
Diluted	246,019	243,376

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Six Months	Six Months
	Ended	Ended
	April 3, 2015	March 28, 2014

Sales	$7,296,980	$7,265,088

Costs and Expenses:
Cost of services provided	6,526,495	6,514,627
Depreciation and amortization	250,425	262,141
Selling and general corporate expenses	163,304	210,291
	6,940,224	6,987,059
Operating income	356,756	278,029
Interest and other financing costs, net	143,129	185,427
Income before income taxes	213,627	92,602
Provision for income taxes	67,902	34,569
Net income	145,725	58,033
Less: Net income attributable to noncontrolling interest	405	355
Net income attributable to Aramark stockholders	$145,320	$57,678

Earnings per share attributable to Aramark stockholders:
Basic	$0.62	$0.26
Diluted	$0.59	$0.25

Weighted Average Shares Outstanding:
Basic	236,040	218,653
Diluted	245,381	229,410

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	April 3, 2015	October 3, 2014
Assets

Current Assets:
Cash and cash equivalents	$134,754	$111,690
Receivables	1,523,707	1,582,431
Inventories	559,320	553,815
Prepayments and other current assets	240,920	217,040
Total current assets	2,458,701	2,464,976
Property and Equipment, net	958,441	997,331
Goodwill	4,554,903	4,589,680
Other Intangible Assets	1,174,436	1,252,741
Other Assets	1,134,710	1,150,965
	$10,281,191	$10,455,693

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$98,187	$89,805
Accounts payable	794,004	986,240
Accrued expenses and other current liabilities	1,098,817	1,302,828
Total current liabilities	1,991,008	2,378,873
Long-Term Borrowings	5,469,036	5,355,789
Other Liabilities	998,494	993,118
Redeemable Noncontrolling Interest	9,909	9,877
Total Stockholders' Equity	1,812,744	1,718,036
	$10,281,191	$10,455,693

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Six Months	Six Months
	Ended	Ended
	April 3, 2015	March 28, 2014

Cash flows from operating activities:
Net income	$145,725	$58,033
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	250,425	262,141
Income taxes deferred	(1,329)	(33,883)
Share-based compensation expense	31,501	72,998
Changes in operating assets and liabilities	(359,363)	(507,238)
Other operating activities	11,758	20,529
Net cash provided by (used in) operating activities	78,717	(127,420)

Cash flows from investing activities:
Net purchases of property and equipment, client contract investments and other	(220,738)	(159,587)
Acquisition, divestitures and other investing activities	767	18,309
Net cash used in investing activities	(219,971)	(141,278)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	147,630	(182,725)
Payments of dividends	(40,685)	(17,306)
Proceeds from initial public offering, net	—	524,081
Proceeds from issuance of common stock	16,652	3,419
Other financing activities	40,721	(30,585)
Net cash provided by financing activities	164,318	296,884
Increase in cash and cash equivalents	23,064	28,186
Cash and cash equivalents, beginning of period	111,690	110,998
Cash and cash equivalents, end of period	$134,754	$139,184

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	April 3, 2015
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,519,127	$699,698	$375,802		$3,594,627
Operating Income (as reported)	$127,582	$20,371	$41,631	$(34,731)	$154,853
Operating Income Margin (as reported)	5.1%	2.9%	11.1%		4.3%

Sales (as reported)	$2,519,127	$699,698	$375,802		$3,594,627
Effects of Acquisitions and Divestitures	(1,806)	(438)	(659)		(2,903)
Adjusted Sales (Organic)	$2,517,321	$699,260	$375,143		$3,591,724

Operating Income (as reported)	$127,582	$20,371	$41,631	$(34,731)	$154,853
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	27,531	227	(619)	—	27,139
Share-Based Compensation	962	2,569	213	15,925	19,669
Severance and Other Charges	(2,388)	2,148	—	6,601	6,361
Effects of Acquisitions and Divestitures	(60)	(41)	16	—	(85)
Gains, Losses and Settlements impacting comparability	—	4,367	600	(404)	4,563
Adjusted Operating Income	$153,627	$29,641	$41,841	$(12,609)	$212,500

Adjusted Operating Income Margin	6.1%	4.2%	11.2%		5.9%

	Three Months Ended
	March 28, 2014
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,379,006	$762,037	$360,964		$3,502,007
Operating Income (as reported)	$124,948	$13,631	$36,564	$(54,336)	$120,807
Operating Income Margin (as reported)	5.3%	1.8%	10.1%		3.4%

Sales (as reported)	$2,379,006	$762,037	$360,964		$3,502,007
Effect of Currency Translation	(25,937)	(99,395)	—		(125,332)
Adjusted Sales (Organic)	$2,353,069	$662,642	$360,964		$3,376,675

Operating Income (as reported)	$124,948	$13,631	$36,564	$(54,336)	$120,807
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	28,605	1,424	793	—	30,822
Share-Based Compensation	—	—	—	13,620	13,620
Effect of Currency Translation	(2,584)	(4,710)	—	—	(7,294)
Severance and Other Charges	(11,327)	13,108	—	7,008	8,789
Branding	1,189	225	210	8,052	9,676
Initial Public Offering Related Expenses, including share-based compensation	—	—	—	14,276	14,276
Gains, Losses and Settlements impacting comparability	—	—	—	248	248
Adjusted Operating Income	$140,831	$23,678	$37,567	$(11,132)	$190,944

Adjusted Operating Income Margin	6.0%	3.6%	10.4%		5.7%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Six Months Ended
	April 3, 2015
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$5,083,493	$1,458,369	$755,118		$7,296,980
Operating Income (as reported)	$289,959	$51,039	$96,180	$(80,422)	$356,756
Operating Income Margin (as reported)	5.7%	3.5%	12.7%		4.9%

Sales (as reported)	$5,083,493	$1,458,369	$755,118		$7,296,980
Effects of Acquisitions and Divestitures	(4,035)	(1,701)	(1,317)		(7,053)
Adjusted Sales (Organic)	$5,079,458	$1,456,668	$753,801		$7,289,927

Operating Income (as reported)	$289,959	$51,039	$96,180	$(80,422)	$356,756
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	55,502	1,647	(1,321)	—	55,828
Share-Based Compensation	1,542	2,624	374	31,928	36,468
Severance and Other Charges	(888)	1,148	158	14,386	14,804
Effects of Acquisitions and Divestitures	(217)	(145)	31	—	(331)
Gains, Losses and Settlements impacting comparability	(6,148)	4,825	(2,132)	4,275	820
Adjusted Operating Income	$339,750	$61,138	$93,290	$(29,833)	$464,345

Adjusted Operating Income Margin	6.7%	4.2%	12.4%		6.4%

	Six Months Ended
	March 28, 2014
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$4,980,898	$1,556,071	$728,119		$7,265,088
Operating Income (as reported)	$287,615	$41,170	$76,859	$(127,615)	$278,029
Operating Income Margin (as reported)	5.8%	2.6%	10.6%		3.8%

Sales (as reported)	$4,980,898	$1,556,071	$728,119		$7,265,088
Effect of Currency Translation	(46,464)	(167,673)	—		(214,137)
Adjusted Sales (Organic)	$4,934,434	$1,388,398	$728,119		$7,050,951

Operating Income (as reported)	$287,615	$41,170	$76,859	$(127,615)	$278,029
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	59,373	3,196	7,769	—	70,338
Share-Based Compensation	—	—	—	22,133	22,133
Effect of Currency Translation	(4,986)	(7,341)	—	—	(12,327)
Severance and Other Charges	(11,327)	13,108	—	12,046	13,827
Branding	1,189	225	210	13,228	14,852
Initial Public Offering Related Expenses, including share-based compensation	—	—	—	56,133	56,133
Gains, Losses and Settlements impacting comparability	3,667	—	(923)	(81)	2,663
Adjusted Operating Income	$335,531	$50,358	$83,915	$(24,156)	$445,648

Adjusted Operating Income Margin	6.8%	3.6%	11.5%		6.3%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME, ADJUSTED OPERATING INCOME, ADJUSTED EBITDA & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 3, 2015	March 28, 2014	April 3, 2015	March 28, 2014

Net Income (as reported)	$60,105	$13,117	$145,725	$58,033
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	27,139	30,822	55,828	70,338
Share-Based Compensation	19,669	13,620	36,468	22,133
Effect of Currency Translation	—	(7,294)	—	(12,327)
Severance and Other Charges	6,361	8,789	14,804	13,827
Effects of Acquisitions and Divestitures	(85)	—	(331)	—
Branding	—	9,676	—	14,852
Initial Public Offering-Related Expenses, including share-based compensation	—	14,276	—	56,133
Gains, Losses and Settlements impacting comparability	4,563	248	820	2,663
Effects of Refinancings on Interest and Other Financing Costs, net	—	25,705	—	25,705
Tax Impact of Adjustments to Adjusted Net Income	(26,951)	(37,858)	(46,575)	(71,302)
Adjusted Net Income	$90,801	$71,101	$206,739	$180,055
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	26,951	12,153	46,575	45,597
Provision for Income Taxes	23,542	5,616	67,902	34,569
Interest and Other Financing Costs, net	71,206	102,074	143,129	185,427
Adjusted Operating Income	$212,500	$190,944	$464,345	$445,648
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(27,139)	(30,822)	(55,828)	(70,338)
Depreciation and Amortization	125,142	125,317	250,425	262,141
Adjusted EBITDA	$310,503	$285,439	$658,942	$637,451

Adjusted Earnings Per Share
Adjusted Net Income	$90,801	$71,101	$206,739	$180,055
Net Income Attributable to Noncontrolling Interest	(282)	(201)	(405)	(355)
Adjusted Net Income Attributable to Aramark Stockholders	$90,519	$70,900	$206,334	$179,700
Diluted Weighted Average Shares Outstanding	246,019	243,376	245,381	229,410
	$0.37	$0.29	$0.84	$0.78

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DEBT TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	April 3, 2015	March 28, 2014

Net Income (as reported)	$237,151	$125,111
Adjustment:
Loss from discontinued operations, net of tax	—	1,030
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	114,995	148,080
Share-based compensation	61,857	32,729
Effect of currency translation	—	(12,327)
Severance and other charges	54,531	45,589
Effects of acquisitions and divestitures	(331)	—
Branding	12,058	14,852
Initial public offering related expenses, including share-based compensation	—	56,133
Gains, Losses and Settlements impacting comparability	68	5,862
Effect of Refinancing on Interest and Other Financing Costs, net	—	25,705
Tax impact of Adjustments to Adjusted Net Income	(104,862)	(101,679)
Adjusted Net Income	$375,467	$341,085
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	104,862	75,974
Provision for Income Taxes	113,551	62,031
Interest and Other Financing Costs, net	292,588	348,797
Adjusted Operating Income	$886,468	$827,887
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(114,995)	(148,080)
Depreciation and Amortization	509,865	535,573
Adjusted EBITDA	$1,281,338	$1,215,380

Debt to Adjusted EBITDA
Total Long-Term Borrowings	$5,567,223	$5,637,541
Adjusted EBITDA	$1,281,338	$1,215,380
Debt/Adjusted EBITDA	4.3	4.6

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction - adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the company's issuances of share-based awards and the related employer payroll tax expense incurred by the company when employees exercise in the money stock options or vest in restricted stock awards. This adjustment excludes the expense related to the modification of missed year options in connection with the initial public offering which are included in the Initial public offering and related expenses adjustment noted below.
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as costs incurred to start-up our Business Service Center in Nashville, TN ($6.6 million for the Second Quarter of 2015 and $10.3 million for the Year-to-Date 2015 and $7.0 million for the Second Quarter of 2014 and $12.0 million for the Year-to-Date 2014), organizational streamlining initiatives ($2.1 million net expense reduction for the Second Quarter of 2015 and $2.9 million net expense reduction for the Year-to-Date 2015 and $1.8 million net expense for the Second Quarter of 2014 and Year-to-Date 2014), and other consulting costs related to transformation initiatives ($1.8 million for the Second Quarter of 2015 and $7.4 million for the Year-to-Date 2015).
Effects of acquisitions and divestitures - adjustments to eliminate the impact that acquisitions and divestitures had on the comparative periods by only presenting the acquired or divested businesses for the same periods of time in each period of the comparison.
Branding - adjustments to eliminate the expenses incurred in the period for the Aramark rebranding, such as costs related to the logo redesign, painting of trucks, changing signage, advertising, an internal new brand roll-out meeting, including travel and lodging expenses for company employees to attend this meeting.
Initial public offering and related expenses - adjustments to eliminate non-cash compensation expense ($14.0 million for the Second Quarter of 2014 and $50.9 million for the Year-to-Date 2014) related to the modification of missed year options in connection with the initial public offering, bonuses paid ($4.3 million for the Year-to-Date 2014) to select senior management individuals related to the successful completion of the initial public offering and other costs attributable to the completion of the initial public offering.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance such as loss on divestitures ($4.3 million for the Second Quarter and Year-to-Date 2015 and $6.7 million for the Year-to-Date 2014), insurance reserve adjustments due to favorable claims experience ($8.3 million for the Year-to-Date 2015 and $3.9 million for the Year-to-Date 2014), expenses related to a secondary offering of common stock by certain of our stockholders ($0.4 million for the Second Quarter of 2015 and $1.5 million for the Year-to-Date 2015), the impact of the change in fair value related to gasoline and diesel agreements ($0.8 million gain for the Second Quarter of 2015 and a loss of $2.8 million for the Year-to-Date 2015 and a loss of $0.2 million for the Second Quarter of 2014 and a gain of $0.1 million for the Year-to-Date 2014) and other miscellaneous expenses.
Effects of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” “aim,” “anticipate,” “are confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; changes in, new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions to or breaches of our information security systems or compromise of data; failure to maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; potential conflicts of interest between certain of our controlling shareholders and us; and other factors set forth in the “Risk Factors,” Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on December 3, 2014, as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.